EXHIBIT D3

                                    No. 365

                                  Certificate

                                      No.

                               For         Shares
                                   Issued to



                                    Dated 19
                             FROM WHOM TRANSFERRED

                                    Dated 19

                  No. Original     No. Original     No. of Shares
                   Certificate        Shares         Transferred

                            Received Certificate No.

                                   For Shares
                                 this day of 19


                         INCORPORATED UNDER THE LAWS OF
                             The State of Maryland

                        THE NEW AMERICA HIGH INCOME FUND
             The Corporation is authorized to issue 1,200 shares of
                          Auction Term Preferred Stock
                                    Series A

                                 $1.00 Par Value

                             CUSIP NO. 641876404

This Certifies that Cede & Co. is the owner of Twelve Hundred (1,200) fully paid and non-assessable Shares of the Auction Term Preferred Stock Series A

                     The New America High Income Fund, Inc.

transferable only on the books of the Corporation by the holder hereof in person or by Attorney upon surrender of this Certificate properly endorsed.

In Witness Whereof, the said Corporation has caused this Certificate to be signed by its duly authorized officers and its Corporate Seal to be hereunto affixed this 4th day of January A.D. 1994

Bankers Trust Company

By: ______________________________
     Authorized Signature

/s/ Richard E. Floor                   /s/ Robert F. Birch
Secretary                              President

RESTRICTION ON TRANSFER

This certificate is issued subject to the provisions restricting transfers of shares of Auction Term Preferred Stock contained in Article IV of the Articles of Incorporation, as amended and restated (the "Articles of Incorporation"), of the Corporation and in the Master Purchaser's Letter required to be executed by each person who acquires any of the shares represented by this certificate. A copy of each such Master Purchaser's Letter, which also affects other rights of each holder of these shares, is on file with the Corporation. A copy of Article IV of the Articles of Incorporation and a copy of the Master Purchaser's Letter setting forth the restrictions on transfer will be furnished to the stockholder upon request and without charge.

STATEMENT OF PREFERENCES, LIMITATIONS AND RIGHTS

  The Corporation is authorized to issue multiple classes and series of stock, including the Auction Term Preferred Stock Series A and Series B and Common Stock. The Corporation will furnish a full statement or summary of the designations, preferences, rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption of each class and series of stock which the Corporation is authorized to issue to the stockholder upon request and without charge.

Certificate for __________ Shares of Capital Stock issued to __________ dated __________

For Value Received, hereby sell, assign and transfer

unto _____________________________________________________

___________________________________________________ Shares

of the Capital Stock represented by the within Certificate, and do hereby irrevocably constitute and appoint

___________________________________________________________
to transfer the said Stock on the books of the within named
Corporation with full power of substitution in the premises.

Dated____________________19_____
       In presence of

NOTICE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER